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                                   SCHEDULE A

Effective as of October 1, 2001, this Schedule A is hereby amended as follows:

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED BY BOARD OF DIRECTORS

Farm Bureau Life Annuity Account, Established 1/26/93
Farm Bureau Life Variable Account, Established 3/3/87

CONTRACTS FUNDED BY SEPARATE ACCOUNTS

Flexible Premium Deferred Variable Annuity Contracts
Flexible Premium Variable Life Insurance Policies
Flexible Premium Last Survivor Variable Life Insurance Policies

DESIGNATED PORTFOLIOS

T. Rowe Price Equity Series, Inc.
         T. Rowe Price Mid-Cap Growth Portfolio
         T. Rowe Price New America Growth Portfolio
         T. Rowe Price Personal Strategy Balanced Portfolio
         T. Rowe Price Equity Income Portfolio
T. Rowe Price International Series, Inc.
         T. Rowe Price International Stock Portfolio

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         IN WITNESS WHEREOF, Farm Bureau Life Insurance Company, T. Rowe Price
Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 8th day of June, 1998.

Company:

FARM BUREAU LIFE INSURANCE COMPANY

By its authorized officer

By: /s/ Dennis M. Marker
   ----------------------
Title: Vice President
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Date: August 10, 2001
     ----------------

Fund:

T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer

By: /s/ signature illegible
   ------------------------
Title: Vice President
      ---------------
Date: August 8, 2001
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Fund:

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By: /s/ signature illegible
   ------------------------
Title: Vice President
      ---------------
Date: August 8, 2001
     ---------------

Underwriter:

T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer

By: /s/ signature illegible
   ------------------------
Title: Vice President
      ---------------
Date: August 8, 2001
     ---------------